Exhibit 23.3

Consent of Independent Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 18, 2013, with respect to the consolidated financial statements of Optimer Pharmaceuticals, Inc. incorporated by reference in the Registration Statement (Form S-4) of Cubist Pharmaceuticals, Inc. and the related proxy statement/prospectus to be filed on or about August 27, 2013.

/s/ Ernst & Young, LLP

San Diego, California
August 27, 2013